Exhibit 99.1
For further information:

Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Sarah Lewensohn
312-564-3894
slewensohn@theprivatebank.com
For Immediate Release
PrivateBancorp Announces First Quarter 2014 Earnings Schedule

CHICAGO, March 27, 2014 - PrivateBancorp, Inc. (NASDAQ: PVTB) today announced it intends to release its first quarter 2014 earnings on April 17, 2014, before the market open. The company will host a conference call for investors and analysts at 11 a.m. EDT (10 a.m. CDT) on the same day. The call-in number is (888) 782-9127 (U.S. and Canada) or (706) 634-5643 (International). Call participants should request the PrivateBancorp First Quarter 2014 Earnings Call or conference ID: 15890768. A live webcast of the call can be accessed through the "First Quarter 2014 Earnings Conference Call" link on the investor relations page of the PrivateBancorp Internet site at: investor.theprivatebank.com.

An audio archive of the call will be available on the company’s investor relations section of its website approximately two hours after the call ends. A telephone replay will also be accessible after completion of the call through 11:59 p.m. EDT, April 30, 2014, by dialing (855) 859-2056 and entering the conference ID number: 15890768. The replay number for international callers is (404) 537-3406.

About PrivateBancorp, Inc.
PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities it serves. As of December 31, 2013, the company had 33 offices in 10 states and $14.1 billion in assets. The company’s website is www.theprivatebank.com.